                                                                    EXHIBIT 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-1 of our reports relating to the respective financial statements which appear in such Prospectus.



Financial Statements                                 Date
--------------------                                 ----
Compass International Services Corporation          January 28, 1998
The Mail Box, Inc.                                  January 17, 1998
Mid-Continent Agencies, Inc.                        January 23, 1998
Impact Telemarketing Group, Inc.                    January 23, 1998

We also consent to the reference to us under the heading "Experts".


/s/ Price Waterhouse LLP


Price Waterhouse LLP
Minneapolis, Minnesota
February 5, 1998